UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2016

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On August 12, 2016, the shareholders of ParkerVision, Inc. (the “Company”) approved an amendment to the ParkerVision 2011 Long-Term Incentive Equity Plan (the “2011 Plan”) to increase the number of shares authorized for issuance under the 2011 Plan from 1,200,000 to 1,950,000 shares. The amendments to the 2011 Plan as well as a summary of the 2011 plan are more fully described on pages 22 to 29 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 27, 2016 (“Proxy Statement”), which description is incorporated herein by reference.

The foregoing summary of the material terms and conditions of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2016, the shareholders of the Company approved an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000. The board of directors of the Company approved the amendment on June 13, 2016. The amendment is more fully described on pages 14 to 15 of the Proxy Statement, which description is incorporated herein by reference.

Articles of amendment to the Company’s articles of incorporation setting forth the amendment were filed with the Department of State of the State of Florida on August 17, 2016, and the amendment became effective on such date.

The foregoing summary of the material terms and conditions of the articles of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the articles of amendment, which are included as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of shareholders on August 12, 2016. At the annual meeting, the Company’s shareholders considered proposals: (1) to elect three members of the Company’s board of directors to hold office until the third ensuing annual meeting and until their respective successors are duly elected and qualified; (2) to approve an amendment to the articles of incorporation of the Company, as amended, to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000; (3) to approve an amendment to increase the number of shares reserved for issuance under the ParkerVision 2011 Long-Term Incentive Equity Plan; and (4) to ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2016.

The shareholders elected Messrs. Jeffrey Parker, William Hightower and Nam Suh to the Board of Directors. The following is a tabulation of votes cast for and withheld from each director, as well as the number of broker non-votes with respect to each director:

Nominee	For	Withheld	Broker Non-votes
Jeffrey Parker	3,648,601	73,820	5,462,363
William Hightower	3,601,803	120,618	5,462,363
Nam Suh	3,649,296	73,125	5,462,363

The shareholders also approved an amendment to the articles of incorporation of the Company, as amended, to increase the number of authorized shares of common stock from 15,000,000 to 20,000,000. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
8,578,729	418,283	187,772	0

The shareholders also approved an amendment to increase the number of shares reserved for issuance under the ParkerVision 2011 Long-Term Incentive Equity Plan. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
3,427,217	261,393	33,811	5,462,363

The shareholders also ratified the appointment of PWC as the Company’s independent registered certified public accounting firm for the year ending December 31, 2016.  The following is a tabulation of votes cast for and against the ratification of PWC, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
9,086,994	36,913	60,877	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2016
PARKERVISION, INC.

By:	/s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation, dated August 17, 2016, effective August 17, 2016.

10.1	2011 Long-Term Incentive Equity Plan, as amended and restated.